CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement of Jobsinsite, Inc. on Form SB-2 of our report dated June 29, 2006 with respect to the Independent Auditors Report of the financial statements of Jobsinsite, Inc. as of and for the years ended December 31, 2006 and 2005. We also consent to the reference to our firm under the caption "Experts".

PARITZ & COMPANY, P.A.

Certified Public Accountants

September 25, 2006